UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

World Energy Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34289	04-3474959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Front Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2013, World Energy Solutions, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Commerce Bank & Trust Company (“Commerce Bank”). Under the Agreement, Commerce Bank has committed to a 3-year revolving credit facility of up to $2,500,000 and a 60-month term loan of $6,000,000. The Commerce Bank credit facility replaces the Company’s prior $9,000,000 credit facility with Silicon Valley Bank.

The $2,500,000, 3-year revolving credit facility bears interest at the Prime Rate plus 1.75% (5% at December 30, 2013), and is adjusted every 6-months for any change in the Prime Rate. In addition to changes in the Prime Rate, the rate can be reduced by up to ..50% based on certain EBITDA achievement levels. The Company may borrow, repay and re-borrow an amount not to exceed the lesser of $2,500,000 or the total of 80% of eligible billed and unbilled accounts receivable (less the aggregate outstanding on any letters of credit). The Company has not borrowed against this revolving credit facility.

The 60-month term loan of $6,000,000 bears interest for the first 6 months at the Prime Rate plus 2.75% (6% at December 30, 2013), and is adjusted every 6-months for any change in the Prime Rate. In addition to changes in the Prime Rate, the rate can be reduced by up to .50% based on certain EBITDA achievement levels. The term loan is interest only for six months followed by 54 principal and interest payments commencing on July 30, 2014 with a balloon payment for any remaining principal balance at maturity.

The loans may be prepaid without penalty. The current indebtedness to Massachusetts Capital Resource Company is subordinated to the Commerce Bank loans. The Company intends to use the credit facility as working capital and to pay off its existing facility with Silicon Valley Bank. The Silicon Valley Bank facility was paid off in full as of December 31, 2013.

The credit facility is secured by a first priority perfected security interest in substantially all of the Company’s assets and all of the assets of World Energy Securities Corp.

The Loan and Security Agreement contains certain affirmative and negative covenants including a minimum Debt Service Coverage Ratio and financial reporting requirements. Any failure by the Company to comply with these covenants and any other obligations under the Agreement could result in an event of default which could lead to acceleration of the amounts owed and other remedies.

The foregoing description of the loan facility with Commerce Bank does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, the $2,500,000 Revolving Credit Note, the $6,000,000 Term Note, and the Subordination Agreement, all of which are attached to this Current Report as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference. A Press Release announcing the new loan facility is also attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: January 6, 2014	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Loan and Security Agreement by and between World Energy Solutions, Inc. and Commerce Bank & Trust Company dated December 30, 2013.

10.2	$2,500,000 Revolving Credit Note for the benefit of Commerce Bank & Trust Company dated December 30, 2013.

10.3	$6,000,000 Term Note for the benefit of Commerce Bank & Trust Company dated December 30, 2013.

10.4	Subordination Agreement between Commerce Bank & Trust Company and Massachusetts Capital Resource Company dated December 30, 2013.

99.1	Press Release dated January 6, 2014.